Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE

August 12, 2009 – 9:00a.m. (EDT)

American Electric Technologies Transitions Leadership

in Next Phase of Strategic Growth Plan

HOUSTON, August 12, 2009— American Electric Technologies, Inc. (NASDAQ: AETI), the premium supplier of custom-designed power delivery solutions for the traditional and renewable energy industries, announced today that Charles M. Dauber has been appointed President and Chief Executive Officer of the Company, and Arthur Dauber has been appointed Executive Chairman of the Board of Directors. These leadership transitions, which are effective September 21, 2009, fulfill the next phase of the Company’s strategic growth plan and leverage the institutional knowledge of the existing executive team.

“I believe this change gives AETI the very best prospect of successfully expanding our core power distribution solutions into renewable energy and unique niche markets such as data centers while maintaining and growing our base businesses in a fiscally responsible way,” stated Arthur Dauber, AETI’s Executive Chairman. “Charles has done a particularly good job of building the next-generation leadership team and introducing new products and customers to our power distribution and services businesses. I am highly confident in his abilities, given his proven track record for leading high-growth businesses,” said Dauber.

Charles Dauber commented, “I am enthused by the Board of Director’s confidence and know we have the right team in place to successfully execute our plan to grow the Company and produce solid results for our shareholders.”

Also announced today, James Steffek was promoted from Senior Vice President, Technical Products and Services to President, M&I Electric, the role previously held by Charles Dauber. James has been a significant contributor to the company’s success for 35 years, and has held multiple operational leadership roles including engineering, operations, project management, sales management and business development.

Charles Dauber initially joined M&I in 1985 as an electrician’s helper in the company’s electrical construction business. In 1991, he was appointed to the board of directors of M&I, a role he held until 1995.

Charles Dauber returned to M&I on February 1, 2007 and became Senior Vice President of the Company in May 2007. In January 2008, Dauber was named President of M&I Electric.

In his role at AETI, Dauber has been instrumental in developing and executing growth strategies to position AETI as the leading supplier of power distribution systems in alternative energy growth markets, as well as unique niche markets in the technology industry.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Prior to re-joining M&I, Dauber established a reputation for growing international technology companies, most recently having served as President and CEO of Nevis Networks, a venture-backed network security start-up company in Silicon Valley. From February, 2001 until March, 2005 he held various positions including Vice President of Marketing and Business Development for Blue Coat Systems (NASDAQ: BCSI), a leading network security equipment provider. Dauber was founder and CEO of a broadband service provider and has held management positions at Copper Mountain Networks and Teradyne, Inc. He holds a BBA degree from The University of Texas with emphasis in Electrical Engineering and Marketing.

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Investor Contact:
Media Contact:
John H. Untereker	Lena Clark
AETI’s Sr. Vice President & CFO	Ward Creative Communications
juntereker@aeti.com	lclark@wardcc.com
713-644-8182	713-869-0707

American Electric Technologies, Inc. (NASDAQ:AETI) is the premium supplier of custom-designed power delivery solutions to the traditional and renewable energy industries. AETI offers M&I Electric™ power distribution and control products, high-voltage electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning our anticipated future revenues, profits, plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 27, 2009 and Item 3 of the Form 10-Q filed on August 11, 2009. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.